EX 99.28(g)(6)

Amendment to
Master Global Custody Agreement between
The Customer and JPMorgan Chase Bank, N.A.

This Amendment to the Master Global Custody Agreement between the Customer and JPMorgan Chase Bank, N.A. dated March 24, 2011 (“Agreement”), is by and between Curian Variable Series Trust (“CVST”) and Curian Series Trust (each individually “Trust”, and collectively, the “Trusts”) and JPMorgan Chase Bank, N.A. (“Custodian”).

Whereas, the parties have agreed to amend Schedule A of the Agreement to add the following new series of CVST (“New Funds”):

New Funds (effective September 10, 2012):
1) Curian/DFA U.S. Micro Cap Fund;
2) Curian/Franklin Templeton Frontier Markets Fund;
3) Curian/Neuberger Berman Currency Fund;
4) Curian/Van Eck International Gold Fund;
5) Curian Guidance – Equity 100 Fund; and
6) Curian Guidance – Fixed Income 100 Fund.

Now, Therefore, the parties hereto agree to amend the Agreement as follows:

1.	Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A attached hereto.

2.	Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

3.
Each Trust and the Custodian hereby each represent and warrant to the other parties that it has full authority to enter into this Amendment upon the terms and conditions hereof and that the individual executing this Amendment on its behalf has the requisite authority to bind such Trust or Custodian to this Amendment.

In Witness Whereof, the parties hereto have caused this Amendment to be executed as of June 22, 2012, effective as of September 10, 2012.  This Amendment may be executed in two or more counterparts, which together shall constitute one document.

Curian Series Trust	JPMorgan Chase Bank, N.A.

By: /s/ Kelly L. Crosser	By: /s/ Mark D. Trevedi
Name: Kelly L. Crosser	Name: Mark D. Trevedi
Title: Assistant Secretary	Title: Managing Director

Curian Variable Series Trust

By: /s/ Kelly L. Crosser
Name: Kelly L. Crosser
Title: Assistant Secretary

Schedule A

  List of Funds as of September 10, 2012
Curian Series Trust Funds
Curian/PIMCO Income Fund
Curian/PIMCO Total Return Fund
Curian/WMC International Equity Fund

Curian Variable Series Trust Funds
Curian Guidance – Equity 100 Fund
Curian Guidance – Fixed Income 100 Fund
Curian Guidance – Maximize Income Fund
Curian Guidance – Balanced Income Fund
Curian Guidance – Rising Income Fund
Curian Guidance – Moderate Growth Fund
Curian Guidance – Maximum Growth Fund
Curian Guidance – Tactical Moderate Growth Fund
Curian Guidance – Tactical Maximum Growth Fund
Curian Guidance – Institutional Alt 65 Fund
Curian Guidance – Institutional Alt 100 Fund
Curian Tactical Advantage 35 Fund
Curian Tactical Advantage 60 Fund
Curian Tactical Advantage 75 Fund
Curian Dynamic Risk Advantage – Diversified Fund
Curian Dynamic Risk Advantage – Aggressive Fund
Curian Dynamic Risk Advantage – Income Fund
Curian/American Funds® Growth Fund
Curian/AQR Risk Parity Fund
Curian/DFA U.S. Micro Cap Fund
Curian/Epoch Global Shareholder Yield Fund
Curian/FAMCO Flex Core Covered Call Fund
Curian/Franklin Templeton Frontier Markets Fund
Curian/Franklin Templeton Natural Resources Fund
Curian/Invesco Balanced-Risk Commodities Strategy Fund
Curian/Neuberger Berman Currency Fund
Curian/Nicholas Convertible Arbitrage Fund
Curian/PIMCO Credit Income Fund
Curian/PineBridge Merger Arbitrage Fund
Curian/The Boston Company Equity Income Fund
Curian/The Boston Company Multi-Alpha Market Neutral Equity Fund
Curian/Van Eck International Gold Fund